                                                                    EXHIBIT 4.2

                                WARRANT AGREEMENT


     WARRANT AGREEMENT, dated as of ________________, 1997, between DURA PHARMACEUTICALS, INC., a Delaware corporation ("Dura"), and CHASEMELLON SHAREHOLDER SERVICES, as warrant agent (the "Warrant Agent"), in favor of each person who acquires from time to time warrants (the "Warrants") to purchase shares of Dura's Common Stock, $.001 par value per share (the "Warrant Shares"), issued in the offering of units (the "Units"), each Unit consisting of one share of common stock, $.001 par value per share ("Spiros II Common Stock"), of SPIROS DEVELOPMENT CORPORATION II, INC., a Delaware corporation ("Spiros Corp. II"), and one Warrant, made pursuant to a registration statement on Forms S-l/S-3 (Nos. 333-_________ and 333-________) (the "Registration Statement") filed by Dura and Spiros Corp. II with the Securities and Exchange Commission (the "Commission").

     Section 1. APPOINTMENT OF WARRANT AGENT. Dura hereby appoints the Warrant Agent to act as agent for Dura in accordance with the instructions set forth herein, and the Warrant Agent hereby accepts such appointment, upon the terms and conditions hereinafter set forth.

     Section 2. CERTAIN DEFINITIONS. As used herein, the following terms shall have the following meanings:

     "ACCELERATION DATE" means the first date upon which an Acceleration Event occurs; PROVIDED, HOWEVER, that, if approval of the stockholders of Dura is required in connection with such Acceleration Event, Acceleration Date means the date of such stockholder approval.

     "ACCELERATION EVENT" means the occurrence of, or the execution of a definitive agreement by Dura with respect to, any of the following events: (i) any capital reorganization of Dura or reclassification of the Common Stock (other than a subdivision, combination or reclassification of the outstanding Common Stock for which adjustment is provided in paragraphs (i), (ii), (iv) and
(v) of Section 13(a) hereof and other than a change in the par value of the Common Stock or an increase in the authorized capital stock of Dura not involving the issuance of any shares thereof), (ii) any consolidation of Dura with, or merger of Dura with or into, any other person (including any individual, partnership, joint venture, corporation, trust or group thereof) other than (a) a consolidation or merger pursuant to which the stockholders of Dura immediately prior to such consolidation or merger own more than 50% of the outstanding securities having power to vote in the election of directors after such consolidation or merger or (b) a consolidation or merger by Dura with a subsidiary of Dura in which Dura is the continuing corporation for which adjustment is provided in Section 13 hereof, (iii) any sale, lease, transfer or conveyance of all or substantially all of the assets of Dura (other than a sale, lease, transfer or conveyance of such assets to an Affiliate (within the meaning of the Securities Act)) or (iv) the announcement or commencement by any "person " or " group" (within the meaning of Section 13 (d) and Section 14(d) of the Exchange Act) other than with respect to a consolidation or merger pursuant to clause (ii) above, of a BONAFIDE tender offer or exchange offer in accordance with the rules and

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                                        2

regulations of the Exchange Act to purchase, or the acquisition of securities of Dura, such that after such acquisition or proposed purchase, the acquiror "beneficially owns" or would "beneficially own" (as defined in Rule 13d-3 under the Exchange Act) securities of Dura representing 30% percent or more of the combined voting power of Dura's then outstanding securities having power to vote in the election of directors.

     "CLOSING PRICE" means the closing price per share of Common Stock on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or traded on any such exchange, on the Nasdaq National Market or if not listed or traded on any such exchange or the Nasdaq National Market, the average of the last bid and asked prices per share on the Nasdaq over-the-counter system or, if such quotations are not available, the fair market value as reasonably determined by the Board of Directors of Dura or any committee of such Board.

     "COMMON STOCK" means (i) the class of stock designated as the Common Stock, $.001 par value per share, of Dura on the date hereof or (ii) any other class of stock resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. Unless the context requires otherwise, all references to Common Stock and Warrant Shares in this Agreement and in the Warrant Certificates shall, in the event of an adjustment pursuant to Section 13 hereof, be deemed to refer also to any other securities or property then issuable upon exercise of the Warrants as a result of such adjustment.

     "ELIGIBLE INSTITUTION" shall have the meaning set forth in Section 8(c) hereof.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "EXERCISE PRICE" shall have the meaning set forth in Section 5(b) hereof.

     "EXERCISE PERIOD" means the period during which the Warrants may be exercised as set forth in Section 5(a) hereof.

     "EXPIRATION DATE" shall have the meaning set forth in Section 5(a) hereof.

     "HOLDERS" shall have the meaning set forth in Section 4(b) hereof.

     "NASD" means the National Association of Securities Dealers, Inc.

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "SEPARATION DATE" shall have the meaning set forth in Section 5(a) hereof.

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                                        3

     "STOCK PURCHASE OPTION" means the option by Dura to purchase all (but not less than all) of the shares of Spiros Corp. II Common Stock as set forth in
Article V of the Spiros Corp. II Charter.

     "WARRANT CERTIFICATE" shall have the meaning set forth in Section 3(a) hereof.

     "WARRANT REGISTER" means the books and records kept by the Warrant Agent for the registration, and the registration of transfer, of the Warrant Certificates in which shall be registered the names and addresses of Holders of Warrants evidenced by Warrant Certificates in registered form and the certificate numbers and denominations of such Warrant Certificates.

     Section 3. FORM OF WARRANT CERTIFICATE: PURCHASE PRICE: SEPARATION FROM SPIROS CORP. II COMMON STOCK.

     (a) The certificates evidencing the Warrants (the "Warrant Certificates"), and the forms of election to purchase Warrant Shares and of assignment to be printed on the reverse thereof, shall be substantially in the form set forth in Exhibit A hereto and may have such letters, numbers or other marks of identification or designation and such legends, summaries or endorsements printed, lithographed or engraved thereon as Dura reasonably deems appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law, any rule or regulation related thereto, or with any rule or regulation of the NASD, the Nasdaq National Market or any securities exchange on which the Warrants may from time to time be listed.

     (b) Each Warrant shall entitle the Holder thereof to purchase one-fourth of a Warrant Share upon the exercise thereof at the applicable Exercise Price, subject to adjustment as provided in Section 13 hereof, during the Exercise Period; PROVIDED, HOWEVER, that the Warrants are exercisable only for whole shares; cash will be paid in lieu of fractional shares in accordance with
Section 5(e) hereof. Each Warrant Certificate shall be executed on behalf of Dura by the manual or facsimile signature of the present or any future President or any officer of Dura, under its corporate seal, affixed or in facsimile, attested by the manual or facsimile signature of the present or any future Secretary or Assistant Secretary of Dura. Warrants shall be dated as of the date of their initial issue.

     (c) As set forth in Section 8 hereof, until the Separation Date, a Warrant may not be divided or combined with other Warrants or exchanged, assigned or transferred apart from the share of the Spiros Corp. II Common Stock with which it was initially sold as a Unit.

     Section 4. REGISTRATION AND COUNTERSIGNATURE.

     (a) The Warrant Agent shall maintain the Warrant Register. The Warrant Certificates shall be countersigned by the Warrant Agent and shall not be valid for any purpose unless so

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                                        4

countersigned. The Warrant Certificates shall be so countersigned, however, by the Warrant Agent and shall be delivered by the Warrant Agent, notwithstanding whether the persons whose manual or facsimile signatures appear thereon as proper officers of Dura shall have ceased to be such officers at the time of such countersignature or delivery.

     (b) Prior to due presentment for registration or transfer of the Warrant Certificates, Dura and the Warrant Agent may deem and treat the registered holder (a "Holder") thereof as the absolute owner of the Warrant Certificates (notwithstanding any notation of ownership or other writing made thereon by anyone other than Dura or the Warrant Agent), for the purpose of any exercise thereof and for all other purposes, and neither Dura nor the Warrant Agent shall be affected by any notice to the contrary.

     Section 5. DURATION AND EXERCISE OF WARRANTS.

     (a) Warrants may be exercised at any time or from time to time on or after the earliest of (i) January 1, 2000, (ii) the exercise by Dura of the Stock Purchase Option, (iii) the termination of the Stock Purchase Option with respect to Dura and (iv) an Acceleration Date (such earliest date being referred to herein as the "Separation Date") and will expire at 5:00 p.m., New York City time, on December 31, 2002 (the "Expiration Date"). Upon the Expiration Date, all rights evidenced by the Warrants shall cease and the Warrants shall become void.

     (b) Subject to the provisions of this Agreement, the Holder of each Warrant shall have the right to purchase from Dura (and Dura shall issue and sell to such Holder) the number of fully paid and nonassessable Warrant Shares set forth on such Holder's Warrant Certificate (or such number of Warrant Shares as may result from adjustments made from time to time as provided in this Agreement) at the price of $_______ per Warrant Share in lawful money of the United States of America (such exercise price per Warrant Share, as adjusted from time to time as provided herein, being referred to herein as the "Exercise Price"), upon (i) surrender of the Warrant Certificates to Dura at the office of the Warrant Agent designated by the Warrant Agent for such purpose with the exercise form on the reverse thereof duly completed and signed by the Holder or Holders thereof or by a duly appointed legal representative thereof or by a duly authorized attorney, such signature to be guaranteed by an Eligible Institution (as defined in Section 8(c) hereof) if such guarantee is required by the terms of the Warrant Certificate, and (ii) payment, in lawful money of the United States of America, of the Exercise Price for the Warrant Share or Warrant Shares in respect of which such Warrant is then exercised. The Exercise Price payable upon exercise of any Warrant may be paid only by certified or, at the option of the Holder, official bank check payable to the order of Dura. Upon surrender of the Warrant Certificate, and payment of the Exercise Price, Dura shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Holder of such Warrant and in such name or names as such Holder may designate, a certificate or certificates for the number of Warrant Shares so purchased upon the exercise of such Warrants, together with cash or check,

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                                        5

at Dura's option, in respect of any fraction of a Warrant Share issuable upon such surrender pursuant to Section 5(e) hereof. The Warrant Agent shall deliver on a weekly basis all funds received upon exercise of the Warrants to Dura, 7475 Lusk Boulevard, San Diego, California 92121, Attention: Senior Vice President and Chief Financial Officer.

     (c) Each person in whose name any certificate for Warrant Shares is issued upon the exercise of Warrants shall for all purposes be deemed to have become the holder of record of the Warrant Shares represented thereby, and such certificate shall be dated the date upon which the Warrant Certificate evidencing such Warrants was duly surrendered and payment of the Exercise Price (and any applicable transfer taxes pursuant to Section 10 hereof) was made; PROVIDED, HOWEVER, that if the date of such surrender and payment is a date upon which the Common Stock transfer books of Dura are closed, such person shall be deemed to have become the record holder of such Warrant Shares on, and such certificate shall be dated, the next succeeding business day on which the Common Stock transfer books of Dura are open.

     (d) In the event that, during the Exercise Period, fewer than all of the Warrants represented by a Warrant Certificate are exercised, a new Warrant Certificate, duly executed by Dura, will be issued for the remaining number of Warrants exercisable pursuant to the Warrant Certificate so surrendered, and the Warrant Agent shall countersign and deliver such new Warrant Certificate to the Holder of such unexercised Warrants pursuant to the provisions of this Section 5 and of Section 4 hereof.

     (e) No fractional shares of Common Stock or scrip shall be issued to any Holder in connection with the exercise of a Warrant. Instead of any fractional shares of Common Stock that would otherwise be issuable to such Holder, Dura shall pay to such Holder a cash adjustment in respect of such fractional interest in an amount equal to that fractional interest of the then current Closing Price on the date of exercise per share of Common Stock.

     (f) The number of Warrant Shares to be received upon the exercise of a Warrant and the price to be paid for a Warrant Share are subject to adjustment from time to time as hereinafter set forth.

     (g) Warrants not exercised on or prior to the Expiration Date shall become void and all rights in respect thereof shall cease as of such time.

     Section 6. RESERVATION OF WARRANT SHARES; STOCK CERTIFICATES. Dura shall at all times reserve, for issuance and delivery upon exercise of the Warrants, such number of Warrant Shares or other shares of capital stock of Dura as may be issuable from time to time upon exercise of the Warrants. All such shares shall be duly authorized and, when issued upon such exercise and receipt by Dura of payment in full of the Exercise Price, shall be validly issued, fully paid and nonassessable, free and clear of all liens, security interests, charges and other encumbrances or

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                                        6

restrictions on sale and free and clear of all preemptive rights. The Warrant Agent is hereby irrevocably authorized to requisition, from time to time from the transfer agent for the Common Stock, stock certificates issuable upon exercise of outstanding Warrants. Dura will supply such transfer agent with duly executed stock certificates for such purpose. All Warrant Certificates surrendered upon exercise shall be cancelled by the Warrant Agent and shall thereafter be delivered to Dura or otherwise disposed of in a manner satisfactory to Dura. Unless all Warrants shall have been exercised prior to 5:00 P.M., New York City time, on the Expiration Date, the Warrant Agent shall certify to Dura, as of the close of business on the Expiration Date, the total aggregate number of Warrants then outstanding, and thereafter no shares of Common Stock shall be subject to reservation in respect of such Warrants. Dura shall keep a copy of this Agreement on file with its transfer agent and with every transfer agent for any shares of Common Stock.

     Section 7. TRANSFER AND REGISTRATION OF THE WARRANTS AND WARRANT SHARES.

     (a) The Warrants and the Warrant Shares, and any interest in either, may be sold, assigned, pledged, encumbered or in any other manner transferred or disposed of, in whole or in part, only in accordance with Section 8 hereof and in compliance with applicable United States federal and state securities laws and the terms and conditions hereof.

     (b) The Warrants and the Warrant Shares have been registered under the Securities Act pursuant to the Registration Statement. Dura covenants and agrees:

          (i) it will prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective through the termination of the Exercise Period or until such earlier time as no Warrants remain outstanding;

          (ii) as expeditiously as possible, to register or qualify the Warrants and the Warrant Shares under the securities or "Blue Sky" laws of each jurisdiction in which such registration or qualification is necessary; and

          (iii) to pay all expenses incurred by Dura in complying with this
Section 7(b), including, without limitation (A) all registration and filing fees, (B) all printing expenses, (C) all fees and disbursements of counsel and independent public accountants for Dura, (D) all NASD and "Blue Sky" fees and expenses (including fees and expenses of counsel in connection with any "Blue Sky" surveys) and (E) the entire expense of any special audits incident to or required in connection with any such registration.

     Section 8. EXCHANGE, TRANSFER OR ASSIGNMENT OF WARRANTS.

     (a) Through the Separation Date, a Warrant may not be divided or combined with other

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                                        7

Warrants or exchanged, assigned or transferred apart from the share of Spiros Corp. II Common Stock with which it was initially sold as a Unit. Until the occurrence of the Separation Date, the Warrant Agent will not record an exchange, assignment or transfer of a Warrant Certificate in the Warrant Register without certification by Spiros Corp. II that the holder has transferred its Spiros Corp. II Common Stock to the assignee named on the Warrant Assignment Form printed on the reverse of the Warrant Certificate.

     (b) After the Separation Date, Warrants may be exchanged, at the option of the Holder thereof, upon presentation and surrender to the Warrant Agent of the Warrant Certificate evidencing such Warrants, for other Warrant Certificates of different denominations, entitling the Holder or Holders thereof to purchase in the aggregate the same number of Warrant Shares as did such surrendered Warrant Certificate. Subject to the preceding sentence, a Warrant Certificate may be divided or combined with other Warrant Certificates that carry the same rights upon presentation thereof at the office of the Warrant Agent, together with written notice signed by the Holder or Holders thereof specifying the names and denominations in which new Warrant Certificates are to be issued.

     (c) After the Separation Date, Warrants may be assigned or transferred, at the option of the Holder thereof, upon surrender of the Warrant Certificates evidencing such Warrants to the Warrant Agent, accompanied (if so required by Dura or the Warrant Agent) by a written instrument or instruments of transfer in form satisfactory to Dura and the Warrant Agent, duly executed by such Holder or by a duly authorized representative or attorney, such signature to be guaranteed by a commercial bank or trust company having an office in the United States, by a broker or a dealer that is a member of the NASD or by a member of a national securities exchange (any such entity, an "Eligible Institution"). Upon any such registration of transfer, a new Warrant Certificate shall be issued to the transferee and the surrendered Warrant Certificate shall be cancelled by the Warrant Agent. Warrant Certificates so cancelled shall be delivered by the Warrant Agent to Dura from time to time or otherwise disposed of by the Warrant Agent in a manner satisfactory to Dura.

     (d) Any transfer, exchange or assignment of Warrants (including any new Warrants issued pursuant to Section 11 hereof) shall be without charge (other than the cost of any transfer tax) to the Holder and any new Warrant or Warrants issued pursuant to this Section 8 shall be dated the date hereof.

     Section 9. REMOVAL OF LEGEND. Through the Separation Date, each Warrant Certificate shall bear the following legend:

          UNTIL DECEMBER 31, 1999 OR SUCH EARLIER DATE ON WHICH THIS LEGEND IS REMOVED PURSUANT TO SECTION 9 OF THE WARRANT AGREEMENT, DATED AS

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                                        8

          OF ABOUT _______________, 1997, BETWEEN DURA PHARMACEUTICALS, INC. AND CHASEMELLON SHAREHOLDER SERVICES, AS WARRANT AGENT, THE WARRANTS REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED SEPARATELY, SPLIT UP, COMBINED OR EXCHANGED, BUT MAY ONLY BE TRANSFERRED, SPLIT UP, COMBINED OR EXCHANGED TOGETHER WITH THE SHARES OF CALLABLE COMMON STOCK OF SPIROS DEVELOPMENT CORPORATION II, INC. WITH WHICH SUCH WARRANTS WERE SOLD AS A UNIT.

After the Separation Date, any Holder of Warrants may surrender the Warrant Certificate evidencing such Warrants to the Warrant Agent, whereupon the Warrant Agent shall execute and deliver to such Holder a new Warrant Certificate, without the legend set forth in this Section 9, entitling such Holder to purchase the same number of Warrant Shares as provided for by such surrendered Warrant Certificate. Dura shall supply the Warrant Agent with Warrant Certificates that do not bear such legend for use after the Separation Date.

     Section 10. PAYMENT OF TAXES. Dura shall pay all documentary stamp taxes attributable to the original issuance of the Warrants and of Warrant Shares; PROVIDED, HOWEVER, that Dura shall not be required to (a) pay any tax which may be payable in respect of any transfer involving the transfer and delivery of Warrant Certificates or the issuance or delivery of certificates for Warrant Shares in a name other than that of the Holder of the Warrant Certificate surrendered upon the exercise of a Warrant or (b) issue or deliver any certificate for Warrant Shares upon the exercise of any Warrants until any such tax required to be paid under clause (a) shall have been paid, all such tax being payable by the Holder of such Warrant at the time of surrender.

     Section 11. MUTILATED OR MISSING WARRANT CERTIFICATES. In the event that any Warrant Certificate shall be mutilated, lost, stolen or destroyed, Dura may in its discretion issue, and the Warrant Agent may countersign and deliver, upon the request of the Holder of the Warrants evidenced by such Warrant Certificate, in exchange for and upon cancellation of any such mutilated Warrant Certificate, or in substitution for any such lost, stolen or destroyed Warrant Certificate, a new Warrant Certificate of like tenor and evidencing the same number of Warrant Shares as were evidenced by such mutilated, lost, stolen or destroyed Warrant Certificate, but only upon receipt of evidence satisfactory to the Warrant Agent of such loss, theft or destruction of such Warrant Certificate and an indemnity, if requested, reasonably satisfactory to it. An applicant for such substitute Warrant Certificate shall also comply with such other reasonable regulations and pay such other reasonable charges as Dura or the Warrant Agent may prescribe. Any such new Warrant Certificate shall constitute an original contractual obligation of Dura, whether or not the allegedly mutilated, lost, stolen or destroyed Warrant Certificate shall be enforceable by any person at any time thereafter.

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                                        9

     Section 12. NO STOCK RIGHTS: LIMITATION OF LIABILITY. No Holder of any Warrant shall, by virtue thereof, be entitled to the rights of a stockholder of Dura, unless and until exercise of such Warrant has occurred. No provisions of any Warrant or of this Agreement, in the absence of affirmative action by the Holder of any such Warrant to exercise such Warrant, and no mere enumeration herein of the rights or privileges of such Holder, shall give rise to any liability of such Holder for the Exercise Price or as a stockholder of Dura, whether such liability is asserted by Dura or by its creditors.

     Section 13.  ANTIDILUTION PROVISIONS.

     (a) The Exercise Price and the number of Warrant Shares that may be purchased upon the exercise of a Warrant shall be subject to change or adjustment from time to time as follows:

          (i) STOCK DIVIDENDS AND STOCK SPLITS. If at any time during the Exercise Period (A) Dura shall fix a record date for the issuance of any dividend payable in shares of Common Stock or (B) the number of shares of Common Stock shall have been increased by a subdivision or split-up of shares of Common Stock, then, on the record date fixed for the determination of holders of Common Stock entitled to receive such dividend or immediately after the effective date of such subdivision or split-up, as the case may be, the number of shares to be delivered upon exercise of any Warrant will be appropriately increased so that each Holder thereafter will be entitled to receive the number of shares of Common Stock that such Holder would have owned immediately following such action had such Warrant been exercised immediately prior thereto, and the Exercise Price will be appropriately adjusted. The time of occurrence of an event giving rise to an adjustment made pursuant to this Section 13(a)(i) shall, in the case of a stock dividend, be deemed to be the record date thereof and shall, in the case of a subdivision or split-up, be deemed to be the effective date thereof.

          (ii) COMBINATION OF STOCK. If the number of shares of Common Stock outstanding at any time during the Exercise Period is decreased by a combination of the outstanding shares of Common Stock, then, immediately after the effective date of such combination, the number of shares of Common Stock to be delivered upon exercise of any Warrant shall be appropriately decreased so that the Holder of such Warrant thereafter will be entitled to receive the number of shares of Common Stock that such Holder would have owned immediately following such action had such Warrant been exercised immediately prior thereto, and the Exercise Price shall be appropriately adjusted.

          (iii) REORGANIZATION. If, at any time during the Exercise Period, any capital reorganization of Dura, or any reclassification of the Common Stock, or any consolidation of Dura with, or merger of Dura with or into, any other person or any sale, lease or other transfer of all or substantially all of the assets of Dura to any other person (including any individual, partnership, joint venture, corporation, trust or group thereof) shall be effected in such a way that

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                                       10

upon consummation of such transaction the holders of the Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, upon exercise of any Warrant in accordance with the terms of this Agreement and the Warrant Certificate, the Holder of such Warrant shall have the right to receive the kind and amount of stock, securities or assets receivable upon such reorganization, reclassification, consolidation, merger or sale, lease or other transfer by a holder of the number of shares of Common Stock that such Holder would have been entitled to receive upon exercise of such Warrant pursuant to Section 3 hereof had such Warrant been exercised immediately prior to such reorganization, reclassification, consolidation, merger or sale, lease or other transfer, subject to additional adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 13(a).

          (iv) SPECIAL DIVIDENDS. If, at any time during the Exercise Period (other than in a dissolution or liquidation), Dura shall distribute to holders of Common Stock evidences of indebtedness of Dura, securities or other assets (other than cash dividends payable out of retained earnings) by way of a dividend on outstanding shares of Common Stock, then the Exercise Price shall be adjusted so that immediately after the date fixed by Dura as the record date in respect of such distribution, such Exercise Price shall equal the price determined by multiplying the Exercise Price in effect immediately prior to the close of business on the record date for the determination of the stockholders entitled to receive such distribution by a fraction, (A) the numerator of which shall be the Closing Price on such record date less the then fair market value as determined reasonably and in good faith by the Board of Directors of Dura of the portion of the securities or other assets distributed applicable to one share of Common Stock and (B) the denominator of which shall be such Closing Price. Such adjustment shall become effective on such record date. In such case, no adjustment shall be made to the number of Warrant Shares to be received upon the exercise of a Warrant.

          (v) RIGHTS OFFERING. If, at any time during the Exercise Period, Dura shall issue or sell or fix a record date for the issuance of rights, options, warrants or convertible or exchangeable securities to all holders of Common Stock entitling the holders thereof to subscribe for or purchase Common Stock (or securities convertible into or exchangeable for Common Stock), in any such case, at a price per share (or having a conversion price per share) that, together with the value (if for consideration other than cash, as reasonably determined in good faith by the Board of Directors of Dura) of any consideration paid for any such rights, options, warrants or convertible or exchangeable securities, is greater than the Exercise Price and less than the Closing Price on the date of such issuance or sale or on such record date, as the case may be, then, immediately after the date of such issuance or sale or on such record date, the number of shares to be delivered upon exercise of the Warrants shall be appropriately increased so that the Holder, thereafter during the Exercise Period, shall be entitled to receive the number of shares of Common Stock determined by multiplying the number of shares such Holder would have been entitled to receive immediately before the date of such issuance or sale or such record date by

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                                       11

a fraction, (A) the numerator of which shall be the number of shares of Common Stock outstanding on such date plus the number of additional shares of Common Stock offered for subscription or purchase (or into which the convertible or exchangeable securities so offered are initially convertible or exchangeable) and (B) the denominator of which shall be the number of shares of Common Stock outstanding on such date plus the number of shares of Common Stock that the aggregate offering price of the total number of shares so offered for subscription or purchase (or the aggregate initial conversion price of the convertible securities so offered) would purchase at such Closing Price, and the Exercise Price shall be appropriately adjusted. The time of occurrence of an event giving rise to an adjustment pursuant to this Section 13(v) shall, in the case of a dividend, be the record date and shall, in the case of an issuance or sale, be the date of such issuance or sale.

          (vi) NO ADJUSTMENTS TO EXERCISE PRICE. No adjustment of the Exercise Price in accordance with the provisions of paragraph (i), (ii), (iii), (iv) or
(v) above shall be made in an amount of less than $.01; PROVIDED, HOWEVER, that the amount by which any adjustment is not made by reason of the provisions of this Section shall be carried forward and taken into account at the time of any subsequent adjustment in the Exercise Price.

          (vii)  READJUSTMENTS, ETC.  If an adjustment is made under paragraph
(i), (ii), (iii), (iv) or (v) above, and the event to which the adjustment relates does not occur, then any adjustments in the Exercise Price or Warrant Shares that were made in accordance with such paragraphs shall be adjusted back to the Exercise Price and the number of Warrant Shares that were in effect immediately prior to the record date for such event.

     (b)  NO IMPAIRMENT, CERTAIN EVENTS.

          (i) Dura shall not, by amendment of its Certificate of Incorporation or through any reorganization, reclassification, consolidation, merger, sale, lease or transfer of assets, issuance or sale of securities or any other action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Section 13 by Dura, but will at all times in good faith assist in the carrying out of all the provisions of this Section 13 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holders against impairment.

          (ii) If any event occurs as to which the provisions of paragraph (a) of this Section 13 are not strictly applicable but with respect to which, in the reasonable, good faith opinion of Dura, an adjustment of the Exercise Price, and the number of Warrant Shares issuable upon the exercise of a Warrant, would fairly protect the exercise rights of the Holders in accordance with the basic intent and principles of such provisions or as to which an adjustment pursuant to such provisions, if strictly applied, would not fairly protect the purchase rights of the Holders in accordance with the basic intent and principles of such provisions, then Dura shall make any computation required under this Section 13(b)(ii) with respect to any such adjustment on a basis consistent with the basic intent and principles established by the provisions of this Section 13, necessary to preserve, without dilution, the exercise rights of the Holders. Dura shall appoint a firm of independent certified public accountants (which may be the regular auditors of Dura) of recognized national standing, which firm shall review the computation of Dura prepared pursuant to this Section 13(b)(ii) and prepare a report signed by such firm, which shall be provided to Dura and which shall acknowledge that the adjustment calculation prepared by Dura is arithmetically correct. Such report shall be conclusive evidence of the correctness of the computation made under this Section 13(b)(ii). Upon receipt of such report, Dura shall forthwith cause to be made, or shall act to prevent, the adjustments described in such calculation.

     Section 14. OFFICER'S CERTIFICATE. Whenever the number of Warrant Shares that may be purchased upon exercise of the Warrant is adjusted as required by the provisions of this Agreement, Dura shall file forthwith with the Warrant Agent and with its Secretary or Assistant Secretary at its principal office an officer's certificate indicating the adjusted number of Warrant Shares that may be purchased upon exercise of a Warrant and the adjusted Exercise Price, determined as herein provided, and setting forth in reasonable detail the facts requiring such adjustment and the manner of computing such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the Holders. Dura shall, forthwith after each such adjustment, cause a copy of such officer's certificate to be mailed to the Holders. The Warrant Agent may rely on such certificate without further inquiry and shall not be deemed to have knowledge of any adjustment unless and until it shall have received such certificate.

     Section 15. NOTICE OF CERTAIN EVENTS. In the event that, at any time during the period commencing on the Separation Date and ending on the last day of the Exercise Period:

     (a) Dura shall pay any dividend on Common Stock that is payable in stock, or make any distribution (other than regular cash dividends) to the holders of Common Stock;

     (b) Dura authorizes the issuance to all holders of Common Stock of rights or warrants to subscribe for or purchase shares of Common Stock or any other subscription rights or warrants;

     (c) Dura authorizes the distribution to all holders of Common Stock of any of Dura's assets, including evidences of its indebtedness or assets (other than cash dividends payable out of retained earnings);

     (d) there shall be any capital reorganization or reclassification of the capital stock of Dura or consolidation or merger of Dura with another person (other than a consolidation or merger of Dura with a subsidiary of Dura in which Dura is the surviving or continuing corporation and there is no change with respect to the Common Stock), or sale, conveyance or transfer of all or substantially all of Dura's property and assets (other than a sale, conveyance or transfer of such assets to an Affiliate (within the meaning of the Securities Act));

     (e) there shall be a voluntary or involuntary dissolution, liquidation, bankruptcy, assignment for the benefit of creditors or winding up of Dura; or

     (f) Dura shall propose to take any other action, or any other event occurs, that would require an adjustment pursuant to Section 13 hereof of the Exercise Price or the number of Warrant Shares that may be purchased upon the exercise of a Warrant;

then Dura will cause to be mailed to the Holder by first-class mail addressed to such Holder at the address appearing in the Warrant Register, at least twenty
(20) days (or ten (10) days in any case specified in clauses (a), (b) or (c) above) before the applicable record or effective date hereinafter specified, a notice stating (A) the date as of which the holders of Common Stock of record entitled to receive any such dividends, rights, warrants or distributions are to be determined or (B) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record will be entitled to exchange their shares of Common Stock for securities or other property, if any, deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding-up.

     Section 16. ACCELERATION EVENT. In case of any Acceleration Event, Dura shall, as a condition precedent to the consummation of the transaction constituting, or announced as, such Acceleration Event, cause effective provisions to be made so that the Holder of a Warrant shall have the right immediately thereafter, by exercising such Warrant, to purchase during the Exercise Period the aggregate amount and kind of shares of stock and other securities and property that were receivable upon such Acceleration Event by a holder of the number of shares of Common Stock that would have been received immediately prior to such Acceleration Event upon exercise of such Warrant. Any such provisions shall require adjustments in respect of such shares of stock and other securities and assets and other property that shall be as nearly equivalent as may be practicable to the adjustments provided for in such Warrant. The foregoing provisions of this Section 16 shall similarly apply to successive Acceleration Events. Dura shall, at least twenty (20) days prior to the Acceleration Date relating to any Acceleration Event (or if such Acceleration Event was beyond the control of Dura, and Dura did not have knowledge thereof twenty (20) days prior to such Acceleration Date, as soon as practicable thereafter), cause to be mailed to the Holders a notice describing in reasonable detail such Acceleration Event and informing the Holders of the date the Exercise Period will commence and that the Holders may exercise Warrants at any time during the Exercise Period.

     Section 17. LISTING ON SECURITIES EXCHANGES. Dura will list on each national securities exchange or, if not so listed, will list for quotation on the Nasdaq National Market, or such other over-the-counter quotation system on which any Common Stock may at any time be listed, all shares of the Common Stock from time to time issuable upon the exercise of the Warrants, and will maintain such listing so long as any other shares of Common Stock are so listed; and Dura shall so list on each national securities exchange or the Nasdaq National Market, or such other over-the-counter quotation system, and shall maintain such listing of, any other shares of capital stock of Dura issuable upon the exercise of the Warrants if and so long as any shares of capital stock of the same class are listed on such national securities exchange or are traded on the Nasdaq National Market or such over-the-counter quotation system. Any such listing or quotation will be at Dura's expense.

     Section 18. AVAILABILITY OF INFORMATION. Dura will comply with all applicable periodic public information reporting requirements of the Commission to which it may from time to time be subject.

     Section 19.  WARRANT AGENT.

     (a) MERGER, CONSOLIDATION OR CHANGE OF NAME OF WARRANT AGENT.

          (i) Any corporation into which the Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the corporate trust business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; PROVIDED, HOWEVER, that such successor corporation must be otherwise eligible for appointment as a Warrant Agent hereunder. In the event that at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement any of the Warrant Certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of such predecessor Warrant Agent and deliver such Warrant Certificates so countersigned; and in the event that at the time of such succession any of the Warrant Certificates shall not have been countersigned, any such successor to the Warrant Agent may countersign such Warrant Certificates either in the name of such predecessor Warrant Agent or in the name of such successor Warrant Agent; and in any event, all such Warrant Certificates shall have the full force and effect provided in such Warrant Certificates and in this Agreement.

          (ii) In the case that at any time the name of the Warrant Agent shall be changed and at such time one or more of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignature under its prior name and deliver Warrant Certificates so countersigned; in the event that at that time one or more of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name; and in all such cases such Warrant Certificates shall have the full force and effect provided in such Warrant Certificates and in this

Agreement.

     (b) DUTIES OF WARRANT AGENT. The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by which the Holders, by their acceptance of Warrants, and Dura, shall be bound:

          (i) The Warrant Agent shall not be responsible for any failure of Dura to comply with any of the covenants to be complied with by Dura that are contained in this Agreement or in the Warrant Certificates.

          (ii) The Warrant Agent may consult at any time with counsel satisfactory thereto, and the Warrant Agent shall incur no liability or responsibility to Dura or to any Holder in respect of any action taken, suffered or omitted by the Warrant Agent hereunder in good faith and in accordance with the opinion or the advice of such counsel, provided that the Warrant Agent shall have exercised reasonable care in the selection and continued employment of such counsel.

          (iii) The Warrant Agent shall incur no liability or responsibility to Dura or to any Holder for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate or other paper, document or instrument believed by the Warrant Agent to be genuine and to have been signed, sent or presented by the party or parties thereto.

          (iv) Dura shall (A) pay to the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent in the execution of this Agreement, (B) reimburse the Warrant Agent for all expenses, taxes (other than taxes based on such Warrant Agent's net income), governmental charges, and other charges of any kind and nature, incurred by the Warrant Agent in the performance of this Agreement, (C) advance to the Warrant Agent, upon request, funds to pay cash in lieu of fractional shares of Common Stock issuable upon exercise of Warrants and (D) indemnify the Warrant Agent and save it hardness against any and all losses, expenses or liabilities, including judgments, costs and counsel fees, arising out of or in connection with its agency under this Agreement, except as a result of its negligence or bad faith.

          (v) The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve the incurrence by the Warrant Agent of expenses unless Dura or one or more Holders shall have furnished the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrants or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery of judgment shall be for the ratable benefit of the Holders, as their respective rights or interests may appear.

          (vi) The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of Dura, or become pecuniarily interested in any transaction in which Dura may be interested or contract with or lend money or otherwise act as fully and freely as though it were not the Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for Dura or for any other legal entity.

          (vii) The Warrant Agent shall act hereunder solely as agent, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for any actions which it may take or refrain from taking, in connection with this Agreement, except as result from its own gross negligence or bad faith.

          (viii) The Warrant Agent shall make copies of this Agreement available for inspection at its principal offices at _________________________ during normal business hours and shall provide copies to Holders upon their written request.

     (c) CHANGE OF WARRANT AGENT. The Warrant Agent may resign and be discharged from its duties under this Agreement by providing both (i) written notice to Dura and (ii) written notice, sent by first-class mail, postage prepaid, to each Holder at such Holder's address appearing in the Warrant Register, which notice shall specify a date when such resignation shall take effect and shall be sent at least two weeks prior to the date so specified. If the Warrant Agent shall resign or otherwise become incapable of acting, Dura shall appoint a successor thereto. If Dura shall fail to make such appointment within a period of thirty (30) days after receiving written notification of such resignation or incapacity by the Warrant Agent or by any Holder (which Holder shall, with such notice, submit Warrant Certificates held thereby for inspection by Dura), then any Holder may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Pending appointment of a successor to the Warrant Agent, either by Dura or by a court, the duties of the Warrant Agent shall be carried out by Dura. After such appointment, the successor Warrant Agent shall be vested with such powers, rights, duties and responsibilities as such Warrant Agent would have been vested had such Warrant Agent been named originally as Warrant Agent hereunder, without further act or deed. The former Warrant Agent shall deliver and transfer to the successor Warrant Agent any property at the time held by such former Warrant Agent hereunder and shall execute and deliver any further assurance, conveyance, act or deed necessary therefor. Failure to provide any notice called for in this
Section 19, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of a successor Warrant Agent.

     Section 20. IDENTITY OF TRANSFER AGENT. Forthwith upon the appointment after the date hereof of any transfer agent for the Common Stock, or of any subsequent transfer agent for shares of the Common Stock, Dura will file with the Warrant Agent a statement setting forth the name and address of such transfer agent.

     Section 21. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of Dura, the Warrant Agent or any of the Holders shall bind and inure to the benefit of their respective successors, assigns, heirs and personal representatives.

     Section 22. TERMINATION. This Agreement shall terminate at 5:00 p.m., New York City time, on the Expiration Date or upon such earlier date on which all Warrants have been exercised or redeemed, except that the Warrant Agent shall account to Dura for all cash held by it at 5:00 p.m., New York City time, on such Expiration Date or such other date.

     Section 23. HEADINGS. The headings of sections of this Agreement have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

     Section 24. AMENDMENTS. This Agreement may be amended only by both (i) the written consent of Dura and (ii) the affirmative vote or the written consent of Holders holding not less than two-thirds in interest of the then outstanding Warrants; PROVIDED, HOWEVER, that, except as expressly provided herein, this Agreement may not be amended to change (a) the Exercise Price, (b) the Exercise Period, (c) the number or type of securities to be issued upon the exercise of the Warrants or (d) the provisions of this Section 24, without the consent of each Holder.

     Section 25. COUNTERPARTS. This Agreement may be executed in any number of counterparts each of which when so executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

     Section 26.  NOTICES.

     (a) Any notice required by the provisions of this Agreement to be provided to Dura by the Warrant Agent or by any Holder shall be deemed given if deposited in the United States mail, first class postage prepaid, addressed (until another address is filed in writing by Dura with the Warrant Agent) as follows:

          Dura Pharmaceuticals Inc.
          7475 Lusk Boulevard
          San Diego, CA 92121
          Attention: Corporate Secretary

     (b) Any notice required by the provisions of this Agreement to be provided to the Warrant Agent by Dura or by any Holder shall be deemed given if deposited in the United States mail, first class postage prepaid, addressed (until another address is filed in writing by the

Warrant Agent with Dura or notice of the address of a successor Warrant Agent is provided pursuant to this Agreement) as follows:

          ChaseMellon Shareholder Services
          ________________________________
          ________________________________
          Attn:___________________________

     (c) Any notice required by the provisions of this Agreement to be provided to any Holder by Dura or by the Warrant Agent shall be deemed given if deposited in the United States mail, first class postage prepaid, addressed to such Holder at its address set forth in the Warrant Register. Any notice given in conformity with this Section 26 shall be deemed effective three (3) days after mailing.

     Section 27. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any person or corporation, other than Dura, the Warrant Agent and the Holders, any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of Dura, the Warrant Agent and the Holders.

     Section 28. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have duly caused this Agreement to be signed by its duly authorized officers.

                                   DURA PHARMACEUTICALS, INC.



                                   By:
                                      ------------------------------------------
                                   Title:
                                         ---------------------------------------



                                   CHASEMELLON SHAREHOLDER SERVICES, as
                                   Warrant Agent



                                   By:
                                      ------------------------------------------
                                   Title:
                                         ---------------------------------------

                                                                       EXHIBIT A

                           FORM OF WARRANT CERTIFICATE


UNTIL THIS LEGEND IS REMOVED PURSUANT TO SECTION 9 OF THE WARRANT AGREEMENT, DATED ON OR ABOUT _______________, 1997, BETWEEN DURA PHARMACEUTICALS,INC. AND CHASEMELLON SHAREHOLDER SERVICES, AS WARRANT AGENT, THE WARRANTS REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED SEPARATELY, SPLIT UP, COMBINED OR EXCHANGED, BUT MAY ONLY BE TRANSFERRED, SPLIT UP, COMBINED OR EXCHANGED TOGETHER WITH THE SHARES OF CALLABLE COMMON STOCK OF SPIROS DEVELOPMENT CORPORATION II, INC. WITH WHICH SUCH WARRANTS WERE SOLD AS A UNIT.


VOID AFTER 5:00 P.M.,                             Warrant No.______________
NEW YORK CITY TIME, ON                            Warrants_________________
DECEMBER 31, 2002

                                                  CUSIP _____________

                           DURA PHARMACEUTICALS, INC.
                   Warrants to Purchase Shares of Common Stock


                    THIS CERTIFIES THAT, FOR VALUE RECEIVED,
_______________, or registered assigns, is the registered holder of the number of Warrants (the "Warrants") set forth above. Each Warrant entitles the holder thereof to purchase from Dura Pharmaceuticals, Inc., a Delaware corporation ("Dura"), subject to the terms and conditions hereinafter set forth and in the Warrant Agreement hereinafter referred to, one fully paid and nonassessable share of Common Stock, par value $.001 per share, of Dura (the "Common Stock"). The Warrants may be exercised at any time or from time to time on or after the first to occur of (i) January 1, 2000, (ii) the exercise by Dura of the Stock Purchase Option, (iii) the termination of the Stock Purchase Option with respect to Dura and (iv) an Acceleration Date (as defined in the Warrant Agreement) (such earliest date being referred to herein as the "Separation Date") and will expire at 5:00 p.m., New York City time, on December 31, 2002] (the "Expiration Date"). Upon the Expiration Date, all rights evidenced by the Warrants shall cease and the Warrants shall become void. Subject to the provisions of the Warrant Agreement, the holder of each Warrant shall have the right to purchase from Dura until the Expiration Date (and Dura shall issue and sell to such holder of a Warrant) one-third of one fully paid and nonassessable share of Common Stock (a "Warrant Share") at an exercise price (the "Exercise Price") of $_______ per share upon surrender of this Warrant Certificate to Dura at the office of the Warrant Agent (as defined in the Warrant Agreement) designated by the Warrant Agent for such purpose with the form of election to purchase appearing on this Warrant Certificate duly completed and signed, together with payment of the Exercise Price by certified or official bank check payable to the order of Dura.

     The Exercise Price and the number of Warrant Shares that may be purchased upon the exercise of the Warrants and the number of Warrants outstanding are subject to change or adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

     REFERENCE IS MADE TO THE PROVISIONS OF THIS WARRANT CERTIFICATE SET FORTH ON THE REVERSE SIDE HEREOF, AND SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH ON THE FRONT OF THIS CERTIFICATE.

     This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

     This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of California.

     IN WITNESS WHEREOF, Dura has caused this Warrant Certificate to be executed by its duly authorized officers.


Dated: ____________, 1997                         DURA PHARMACEUTICALS, INC.




                                                  By:
                                                     ---------------------------
                                                  Title:
                                                        ------------------------

Countersigned:

CHASEMELLON SHAREHOLDER SERVICES,
as Warrant Agent



By:
   --------------------------------
    Authorized Signature

                                 [REVERSE SIDE]

                           DURA PHARMACEUTICALS, INC.

     This Warrant Certificate is subject to all of the terms and conditions of the Warrant Agreement, dated on or about ___________, 1997 (the "Warrant Agreement"), between Dura and the Warrant Agent, to all of which terms and conditions the registered holder of the Warrant consents by acceptance hereof. The Warrant Agreement is incorporated herein by reference and made a part hereof and reference is made to the Warrant Agreement for a full description of the rights, limitations of rights, obligations, duties and immunities of the Warrant Agent, Dura and the registered holders of Warrant Certificates. Copies of the Warrant Agreement are available for inspection at the principal office of the Warrant Agent or may be obtained upon written request addressed to the Warrant Agent at its principal office in _________________.

     Dura shall not be required upon the exercise of the Warrants evidenced by this Warrant Certificate to issue fractional shares, but shall make adjustment therefore in cash on the basis of the current market value of any fractional interest as provided in the Warrant Agreement.

     Dura has agreed to cause a registration statement under the Securities Act of 1933, as amended, covering the Warrants and Warrant Shares to be effective through the termination of the Exercise Period (as defined in the Warrant Agreement) or until such earlier time as no Warrants remain outstanding, and to register or qualify the Warrants and the Warrant Shares to be delivered upon exercise of the Warrants under the laws of each jurisdiction in which such registration or qualification is necessary.

     The Warrants evidenced by this Warrant Certificate may not be divided or combined with other Warrants or exchanged, assigned or transferred apart from the shares of Spiros Development Corp. II, Inc. Callable Common Stock with which they were sold as a Unit to the public until the Separation Date. After the Separation Date, this Warrant Certificate may be exchanged, at the option of the holder upon presentation and surrender hereof to the Warrant Agent, for other Warrant Certificates of different denominations, entitling the holder hereof to purchase in the aggregate the same number of Warrant Shares, but without the legend that appears hereon. After the Separation Date, Warrants may be assigned or transferred upon surrender of this Warrant Certificate to the Warrant Agent, accompanied (if so required by Dura or the Warrant Agent) by the form of assignment appearing on this Warrant Certificate duly completed and signed, whereupon the Warrant Agent shall execute and deliver to the transferee a new Warrant Certificate entitling the transferee to purchase the same number of Warrant Shares, but without the legend that appears hereon. If the Warrants evidenced by this Warrant Certificate shall be exercised in part, the holder hereof shall be entitled to receive upon surrender hereof another Warrant Certificate or Certificates evidencing the number of Warrants not so exercised.

     The holder of this Warrant Certificate shall not, by virtue hereof, be entitled to any of the rights of a stockholder in Dura, either at law or in equity, and the rights of the holder are limited to those expressed in the Warrant Agreement.

     If this Warrant Certificate shall be surrendered for exercise within any period during which the transfer books for the Common Stock are closed for any purpose, Dura shall not be required to make delivery of certificates for shares purchasable upon such transfer until the date of the reopening of said transfer books.

     Each holder of this Warrant Certificate, by accepting the same, consents and agrees with Dura, the Warrant Agent and with every other holder of a Warrant Certificate that:

          (a) this Warrant Certificate is transferable on the registry books of the Warrant Agent only upon the terms and conditions set forth in the Warrant Agreement; and

          (b) Dura and the Warrant Agent may deem and treat the person in whose name this Warrant Certificate is registered as the absolute owner hereof (notwithstanding any notation of ownership or other writing hereon made by anyone other than Dura or the Warrant Agent) for all purposes whatever and neither Dura nor the Warrant Agent shall be affected by any notice to the contrary.

     This Warrant Certificate shall not be valid or enforceable for any purpose until it shall have been countersigned by the Warrant Agent.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.


     TEN COM - as tenants in common          UNIF GIFT MIN ACT - __________ Custodian __________
     TEN ENT - as tenants by the entireties                        (Cust)               (Minor)
     JT TEN  - as joint tenants with right                         under Uniform Gifts to Minors
               of survivorship and not                 Act
               as tenants in common                       --------------------------------------
                                                                         (State)

     Additional abbreviations may also be used though not in the above list.

                              ELECTION TO PURCHASE
                    (To be executed upon exercise of Warrant)

                                        Dated___________, _____

     The undersigned hereby irrevocably exercises this Warrant to purchase _____ shares of Common Stock and herewith makes payment of $___________ in payment of the Exercise Price thereof on the terms and conditions specified in this Warrant Certificate, surrenders this Warrant Certificate and all right, title, and interest therein to Dura and directs that the Warrant Shares deliverable upon the exercise of such Warrants be registered in the name and at the address specified below and delivered thereto.

Name:
     ---------------------------------------------------------------------------
                                 (Please Print)

Name:
     ---------------------------------------------------------------------------

City, State and Zip Code:
                         -------------------------------------------------------

     If such number of Warrant Shares is less than the aggregate number of Warrant Shares purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the balance of such Warrant Shares to be registered in the name and at the address specified below and delivered thereto.

Name:
     ---------------------------------------------------------------------------
                                 (Please Print)
Address:
        ------------------------------------------------------------------------

City, State and Zip Code:
                         -------------------------------------------------------

Taxpayer's Identification or Social Security Number:
                                                    ----------------------------

                                             Signature(s)
                                                         -----------------------

                                                         -----------------------
NOTE: The above signature(s) must correspond with the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever. If the certificate representing the Warrant Shares or any Warrant Certificate representing Warrants not exercised is to be registered in a name other than that in which this Warrant Certificate is registered, the signature of the holder hereof must be guaranteed.

Signature(s) Guaranteed:

-----------------------------

                                   ASSIGNMENT


     FOR VALUE RECEIVED, ____________ hereby sells, assigns and transfers to:

Name:
     ---------------------------------------------------------------------------
                                 (Please Print)

Address:
        ------------------------------------------------------------------------

City, State and Zip Code:
                         -------------------------------------------------------

Taxpayer's Identification or Social Security Number:
                                                    ----------------------------


the right to purchase up to _____ Warrant Shares represented by this Warrant and does hereby irrevocably constitute and appoint _______________ to transfer said Warrant on behalf of Dura, with full power of substitution in the premises.



Dated:__________, __                         __________________________________

                                             __________________________________
                                             Signature(s) of registered Holder


NOTE: The above signature(s) must correspond with the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever.

Signature(s) Guaranteed:



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